EXHIBIT 99.1

Plug Power Announces Third Quarter 2013 Financial Results

LATHAM, N.Y., Nov. 14, 2013 (GLOBE NEWSWIRE) -- Plug Power Inc. (Nasdaq:PLUG), a leader in providing clean, reliable energy solutions, today reported its financial results for the third quarter 2013.

The Company continues to experience a significant increase in its bookings since it announced a $6.5 million strategic funding round from partner Air Liquide in May 2013. Orders have been fueled by the investment news, coupled with an investor update on October 8th. On this call, CEO, Andy Marsh, discussed the Company's plans to expand into providing hydrogen, its growth in European markets, and several multi-site customer deals that were in negotiation.

The growing sales momentum clearly displays Plug Power's movement upwards:
January 1 – May 15: $1M USD in bookings
May 15 – October 8: $11M USD in bookings
October 8 – November 14: $14M USD in bookings

In total, for 2013 to date, sales orders have totaled $26 million.

These bookings are a mix of product sales and maintenance orders from significant customers including Kroger, Procter & Gamble, Bridgestone, Walmart, BMW and Ace Hardware and Sysco. The Company is still in negotiations with large customers seeking sales agreements to power forklift truck fleets at multiple distribution centers. Several of these agreements are expected to close in the fourth quarter of 2013.

"The demand for fuel cells in the material handling market has always been robust. Our customers are expanding their successful deployments – and the word is spreading in the industry. Now that we have a strong balance sheet, that demand is turning into orders," said Andy Marsh. "I'm expecting a 'blowout' number of orders in the fourth quarter as we start to close some of these multi-site deals and gain new customer wins. I believe that this momentum will result in the 2014 revenue we need to achieve our EBITDAS break even goal."

Financial Results

Total revenue for the third quarter of 2013 was $4.6 million, comprised of $4.2 million for product and service revenue and $0.4 million for research and development (R&D) contract revenue. This compares to total revenue of $4.8 million in the third quarter of 2012, which was comprised of $4.3 million for product and service revenue and $0.5 million for R&D contract revenue.

The Company shipped 155 units during the third quarter of 2013 compared to 186 units in the third quarter of 2012.

Total cost of revenue for the third quarter of 2013 was $8.5 million, comprised of $7.8 million for cost of product and service revenue and $0.7 million for cost of R&D contract revenue. This compares to total cost of revenue of $11.6 million in the third quarter of 2012, which was comprised of $10.8 million for cost of product and service revenue and $0.8 million for cost of R&D contract revenue.

R&D expenses for the third quarter of 2013 were $0.8 million compared with $1.3 million for the third quarter of 2012. Selling, general and administrative (SG&A) expenses were $2.8 million for the third quarter of 2013 compared with $3.1 million for the third quarter of 2012. Additionally, $0.6 million was expensed for amortization of intangible assets during the third quarter of 2013 and 2012.

Net loss for the third quarter of 2013 was $16.0 million, or $0.19 per share on a basic and diluted basis. Included in the net loss for the third quarter of 2013 was an $8.2 million charge related to the change in fair value of previously issued common stock warrants. Net loss for the third quarter of 2012 was $10.3 million, or $0.27 per share.

Cash and Liquidity

Net cash used in operating activities for the third quarter of 2013 was $7.0 million. Plug Power had cash and cash equivalents of $11.0 million and net working capital of $14.6 million at September 30, 2013. This compares to $9.4 million and $6.9 million, respectively, at December 31, 2012.

The accompanying consolidated financial information and reconciliation tables provide additional information on the Company's year-to-date performance as it relates to milestones previously announced.

Conference Call

Plug Power has scheduled a conference call today at 10:00 am ET to review the Company's results for the third quarter of 2013. Interested parties are invited to listen to the conference call by calling 877.407.8291.

The webcast can be accessed by going directly to the Plug Power Web site (www.plugpower.com) and selecting the conference call link on the home page. A playback of the call will be available online for a period following the call.

About Plug Power Inc.

The architects of modern fuel cell technology, Plug Power is revolutionizing the industry with cost-effective power solutions that increase productivity, lower operating costs and reduce carbon footprints. Long-standing relationships with industry leaders forged the path for Plug Power's key accounts, including Walmart, Sysco, P&G and Mercedes. With more than 4,000 GenDrive units deployed to material handling customers, accumulating over 16 million hours of runtime, Plug Power manufactures tomorrow's incumbent power solutions today. Additional information about Plug Power is available at www.plugpower.com.

Plug Power Inc. Safe Harbor Statement

This communication contains statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Investors are cautioned not to unduly rely on forward-looking statements because they involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to: the risk that we continue to incur losses and might never achieve or maintain profitability, the risk that we expect we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk that we do not have enough cash to fund our operations to profitability and if we are unable to secure additional capital, we may need to reduce and/or cease our operations; the risk that a "going concern" opinion from our auditors, KPMG LLP, could impair our ability to finance its operations through the sale of equity, incurring debt, or other financing alternatives; the recent restructuring plan we adopted may adversely impact management's ability to meet financial reporting requirements; our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders will not ship, be installed and/or converted to revenue; the risk that pending orders may not convert to purchase orders; the risk that our continued failure to comply with NASDAQ's listing standards may result in our common stock being delisted from the NASDAQ stock market, which may severely limit our ability to raise additional capital; the cost and timing of developing, marketing and selling our products and our ability to raise the necessary capital to fund such costs; the ability to achieve the forecasted gross margin on the sale of our products; the actual net cash used for operating expenses may exceed the projected net cash for operating expenses; the cost and availability of fuel and fueling infrastructures for our products; market acceptance of our GenDrive systems; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully expand our product lines; our ability to improve system reliability for our GenDrive systems; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the cost of complying with current and future federal, state and international governmental regulations; and other risks and uncertainties discussed under "Item IA—Risk Factors" in Plug Power's annual report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission ("SEC") on April 1, 2013 and as amended on April 30, 2013 and the reports Plug Power filed from time to time with the SEC. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this communication.

Plug Power Inc.
Financial Highlights

Balance Sheets (Dollars in thousands):
(unaudited)
	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$ 10,960	$ 9,380
Accounts receivable, net	4,301	4,022
Inventory	9,769	8,550
Prepaid expenses and other current assets	2,120	1,988

Total current assets	27,150	23,940

Restricted cash	500	--
Property, plant and equipment, net	5,807	6,708
Leased property under capital lease, net	2,582	2,970
Note receivable	525	571
Intangible assets, net	3,468	5,271

Total assets	$ 40,032	$ 39,460

Liabilities, Redeemable Preferred Stock, and Stockholders' Equity
Current liabilities:
Borrowings under line of credit	$ --	$ 3,381
Accounts payable	4,129	3,558
Accrued expenses	1,856	3,828
Product warranty reserve	1,413	2,672
Deferred revenue	3,387	2,950
Obligations under capital lease	700	650
Other current liabilities	1,080	--

Total current liabilities	12,565	17,039

Obligations under capital leases	773	1,305
Deferred revenue	5,827	4,362
Common stock warrant liability	12,896	476
Finance obligation	2,508	--
Other liabilities	795	1,248

Total liabilities	35,364	24,430

Redeemable preferred stock	2,451	--
Stockholders' equity	2,217	15,030

Total liabilities, redeemable preferred stock, and stockholders' equity	$ 40,032	$ 39,460

Statements of Operations (Dollars in thousands):	Three months ended Sept 30,		Nine months ended Sept 30,
(unaudited)
	2013	2012	2013	2012
Revenue
Product and service revenue	$ 4,165	$ 4,273	$ 17,339	$ 18,712
Research and development contract revenue	462	502	1,230	1,475
Total revenue	4,627	4,775	18,569	20,187

Cost of revenue and expenses
Cost of product and service revenue	7,812	10,849	24,784	28,552
Cost of research and development contract revenue	731	791	1,883	2,390
Research and development expense	769	1,285	2,343	4,090
Selling, general and administrative expenses	2,753	3,053	8,850	10,556
Amortization of intangible assets	563	578	1,705	1,727

Operating loss	(8,001)	(11,781)	(20,996)	(27,128)

Interest and other income	26	80	83	171
Change in fair value of common stock warrant liability	(8,206)	1,435	(16,171)	3,727
Interest and other expense	(124)	(59)	(354)	(158)
Gain on sale of equity interest in joint venture	--	--	3,235	--

Loss before income taxes	$ (16,305)	$ (10,325)	$ (34,203)	$ (23,388)

Income tax benefit	410	--	410	--

Net loss attributable to the Company	$ (15,895)	$ (10,325)	$ (33,793)	$ (23,388)

Preferred stock dividends declared	(52)	--	(69)	--

Net loss attributable to common shareholders	$ (15,947)	$ (10,325)	$ (33,862)	$ (23,388)

Loss per share: Basic and diluted	$ (0.19)	$ (0.27)	$ (0.51)	$ (0.71)

Weighted average number of common shares outstanding	84,150,851	37,977,052	67,194,806	33,107,175

Plug Power Inc.
Reconciliation of Non-GAAP financial measures

Reconciliation of Reported Net loss to EBITDAS

	Three months ended Sept 30,		Nine months ended Sept 30,
	2013	2012	2013	2012

Operating loss, as reported	$ (8,001)	$ (11,781)	$(20,996)	$ (27,128)

Stock based compensation	557	477	1,577	1,500
Depreciation and amortization	1,051	1,062	3,138	3,186

EBITDAS	$ (6,393)	$ (10,242)	$(16,281)	$ (22,442)

EBITDAS is defined as operating income (loss), as adjusted for depreciation and amortization expense and charges for equity compensation. EBITDAS is a non-GAAP measure of our financial performance and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Reconciliation of Gross margin percentage to Adjusted gross margin percentage

	Three months ended Sept 30,		Nine months ended Sept 30,
	2013	2012	2013	2012

Product and service revenues, as reported	$ 4,165	$ 4,273	$ 17,339	$ 18,712

Deferred revenue recognized in the reporting period	(78)	(166)	(623)	(1,743)
Current invoiceable value of shipments, recorded to deferred revenue	16	673	101	3,328

Product and service revenues, as adjusted	$ 4,103	$ 4,780	$ 16,817	$ 20,297

Cost of product and service revenue	$ 7,812	$ 10,849	$ 24,784	$ 28,552

Gross margin percentage	(87.6%)	(153.9%)	(42.9%)	(52.6%)

Adjusted gross margin percentage	(90.4%)	(127.0%)	(47.4%)	(40.7%)

Gross margin percentage is a financial ratio used to indicate the relationship between cost of product and service revenue and product and service revenue. We use the term adjusted gross margin percentage to refer to product and service revenue, as adjusted, less total cost of product and service revenue as a percentage of product and service revenue, as adjusted. This non-GAAP financial measure allows management to view gross margin percentage as if revenue had been fully recognized upon invoicing. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better evaluate short-term and long-term profitability trends.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.

Plug Power Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended Sept 30,
	2013	2012
Cash Flows From Operating Activities:
Net loss attributable to the Company	$ (33,793)	$ (23,388)
Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation of property, plant and equipment, and investment in leased property	1,433	1,459
Amortization of intangible asset	1,705	1,727
Stock-based compensation	1,577	1,500
Gain on sale of equity interest in joint venture	(3,235)	--
(Gain) loss on disposal of property, plant and equipment	(56)	58
Change in fair value of common stock warrant liability	16,171	(3,727)
Changes in operating assets and liabilities that provide (use) cash:
Accounts receivable	(279)	5,728
Inventory	(1,218)	(2,650)
Prepaid expenses and other current assets	(132)	342
Note receivable	45	(586)
Accounts payable, accrued expenses, product warranty reserve and other liabilities	(2,065)	1,788
Deferred revenue	1,902	2,201
Net cash used in operating activities	(17,945)	(15,548)

Cash Flows From Investing Activities:
Proceeds from sale of equity interest in joint venture	3,235	(292)
Purchase of property, plant and equipment	(145)	--
Proceeds from disposal of property, plant and equipment	57	58
Net cash provided by (used in) investing activities	3,147	(234)

Cash Flows From Financing Activities:
Net change in restricted cash	(500)	--
Proceeds from exercise of warrants	2,849	--
Proceeds from issuance of preferred stock	2,595	--
Preferred stock issuance costs	(144)	--
Proceeds from issuance of common stock and warrants	14,808	17,192
Common stock issuance costs	(1,934)	(1,403)
Repayment of borrowings under line of credit	(3,381)	(4,405)
Proceeds from finance obligation	2,600	--
Principal payments on obligations under capital lease and finance obligation	(516)	--
Net cash provided by financing activities	16,377	11,384

Effect of exchange rate changes on cash	1	2
Increase (decrease) in cash and cash equivalents	1,580	(4,396)
Cash and cash equivalents, beginning of period	9,380	13,857

Cash and cash equivalents, end of period	$ 10,960	$ 9,461
CONTACT: Media & Investor Relations Contact:
         Teal Vivacqua
         Plug Power Inc.
         Phone: (518) 782-7700
         investor_relations@plugpower.com